UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2021

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	“NFE”	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2021, Golar Partners Operating LLC (the “Borrower”), an indirect subsidiary of New Fortress Energy Inc. (“NFE”), closed its senior secured amortising term loan facility (the “Term Loan Facility Agreement”) entered into by the Borrower, Golar LNG Partners LP and certain subsidiaries of the Borrower (as listed below, the “Guarantors”), with (i) Citibank N.A. (“Citi”) and the lenders from time to time party thereto (the “Lenders”); (ii) Citigroup Global Markets Limited, Morgan Stanley Senior Funding, Inc. and HSBC Bank USA, N.A. as mandated lead arrangers; (iii) Goldman Sachs Bank USA as arranger; (iv) Citigroup Global Markets Limited and Morgan Stanley Senior Funding, Inc. as bookrunners; (v) Citigroup Global Markets Limited and Morgan Stanley Senior Funding, Inc. as co-ordinators, (vi) Citibank Europe Plc, UK Branch as agent and (vii) Citibank, N.A., London Branch as security agent. The Term Loan Facility Agreement provides for an amortising term loan to be made available in an initial amount of $430,000,000 as may be increased in an aggregate principal amount of up to $725,000,000, subject to satisfaction of certain conditions including the provision of security in relation to additional vessels.

The proceeds of the Term Loan Facility Agreement will be used to fund general corporate purposes of NFE, the Borrower and the Guarantors (the “Loan Parties”).

Loans under the Term Loan Facility Agreement bear interest at a rate equal to LIBOR (or the Alternate Base Rate, as defined in the Term Loan Facility Agreement, if LIBOR is discontinued) plus a margin of 3 per cent.

The Borrower’s obligations under the Term Loan Facility Agreement (the “Guaranteed Obligations”) are guaranteed by Golar LNG Partners LP (the “Parent”), Golar LNG Holding Co., Golar Freeze Holding Co., Golar Hull M2024 Corporation, Golar Grand Corporation, Golar 2226 UK Limited, Golar Hull M2031 Corp., Golar LNG 2234 LLC, Golar Spirit Corporation, Golar Spirit UK Ltd., Golar Winter Corporation, Golar Winter UK Ltd., Golar LNG 2215 Corporation and Golar 2215 UK Ltd. (together with the Parent, the “Guarantors”). The issued and outstanding shares of capital stock of each of the Guarantors, other than Parent, has been pledged as security for the Guaranteed Obligations pursuant to pledge agreements provided by the Borrower or, in the case of capital stock of Golar Freeze Holding Co., pursuant to a pledge agreement provided by Golar LNG Holding Co. The Borrower’s obligations are also secured by security interests, mortgages and ancillaries covering three floating storage and regasification vessels and three liquified natural gas carriers.

To the extent not already reduced, the Term Loan Facility Agreement shall be repaid in installments at three-month intervals in an amount of approximately $15.4 million per installment, with the final repayment date of the Loan falling 36 months from the date of the Term Loan Facility Agreement. Any upsize of the Term Loan Facility Agreement shall be repaid to reflect a straight-line amortization profile of the Term Loan Facility Agreement (as so increased).

Upon 10 business days’ prior written notice to the Lenders, the Borrower may prepay the outstanding indebtedness in full or in part plus accrued interest. Any amount prepaid under the Term Loan Facility Agreement may not be reborrowed. Additionally, certain events, such as (i) total loss; (ii) minimum security value; (iii) the sale or transfer of certain vessels; or (iv) the termination of the charter over the vessel Hilli Episeyo, will require a mandatory prepayment.

The Term Loan Facility Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and their respective subsidiaries, including, among other things, financial covenants, chartering restrictions, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions.

Financial covenants include requirements that (i) the Borrower and the Parent maintain a certain amount of Free Liquid Assets (as defined in the Term Loan Facility Agreement), that the EBITDA to Consolidated Debt Service and the Net Debt to EBITDA ratios (each as defined in the Term Loan Facility Agreement) are no less than 1.15:1 and no greater than 6.50:1, respectively, and that Consolidated Net Worth (as defined in the Term Loan Facility Agreement) is greater than $250 million.

The Term Loan Facility Agreement also contains usual and customary events of default, including non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; breach of financial covenants; default on other material debt; bankruptcy or insolvency; material judgments; impairment of loan documentation; termination of time charters; termination of hedging contracts; and change of control.

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The descriptions of the Term Loan Facility Agreement set forth in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Loan Facility Agreement a copy of which will be filed with the U.S. Securities and Exchange Commission as an exhibit to NFE’s Quarterly Report on Form 10-Q for the three months ending September 30, 2021.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 8.01.	Other Events.

On September 21, 2021, NFE issued a press release announcing the transaction described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 21, 2021, issued by New Fortress Energy Inc.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Language Regarding Forward-Looking Statements

This communication contains forward-looking statements, including but not limited to statements regarding the Company’s anticipated use of the net proceeds from the offering. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors.

All forward-looking statements speak only as of the date on which it is made. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in our annual, quarterly and other reports we file with the SEC. We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW FORTRESS ENERGY INC.

September 23, 2021	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer

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